UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

___________________

FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  June 30, 2011
(Date of earliest event reported)

NOVELOS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-119366	04-3321804
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Gateway Center, Suite 504
Newton, MA  02458
(Address of principal executive offices)

(617) 244-1616
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 30, 2011, we held a special meeting of stockholders.  At the meeting, our stockholders approved separate amendments to our certificate of incorporation that would effect a reverse split of our common stock within a range of 1:2 to 1:10, and authorized our board of directors to determine the ratio at which the reverse split will be effected by filing the appropriate amendment to our certificate of incorporation.  Out of 26,826,157 shares of our common stock outstanding as of the record date for the special meeting, holders of shares of our common stock cast 17,813,134 votes for the proposal and 96,686 votes against the proposal, 67,480 votes abstained and there were no broker non-votes.

Our stockholders also approved at the meeting an amendment to our 2006 Stock Incentive Plan, previously approved by our board of directors, which increased the number of shares of our common stock authorized for issuance thereunder to 7,000,000.  Holders of shares of our common stock cast 16,372,477 votes for this proposal and 1,468,142 votes against this proposal, 136,681 votes abstained and there were no broker non-votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 7, 2011	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
President and Chief Executive Officer